Exhibit 10.24

FIRST AMENDMENT TO OFFICE SUBLEASE

THIS FIRST AMENDMENT TO OFFICE SUBLEASE (this “Amendment”) is made and entered into as of the 21 day of April, 2021 (the “Amendment Effective Date”), by and between MERIDIANLINK, INC., a California corporation (“Sublandlord”), and PROFIT RECOVERY PARTNERS, LLC, a California limited liability company (“Subtenant”).

W I T N E S S E T H :

WHEREAS, Sublandlord and Subtenant are parties to that certain Office Sublease dated March 24, 2021 (the “Original Sublease”; the Original Sublease, as amended by this Amendment, the “Sublease”), for certain premises in the building located at 1600 Sunflower Avenue, Costa Mesa, California 92626 (the “Building”), consisting of approximately 17,000 rentable square feet of space on the second floor of the Building known as Suite 100 (the “Original Sublease Premises”); and

WHEREAS, Sublandlord has agreed to lease additional premises to Subtenant and Subtenant has agreed to lease from Sublandlord such additional premises; and

WHEREAS, Sublandlord and Subtenant desire to evidence such expansion of the Original Sublease Premises and to amend certain other terms and conditions of the Original Sublease by means of this Amendment.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Original Sublease is hereby amended and the parties hereto do hereby agree as follows:

1.    Recitals; Capitalized Terms. The recitals set forth herein above are incorporated herein as if restated in their entireties. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Sublease.

2.    Expansion; Grant of Expansion Space. Subject to Prime Landlord’s consent to this Amendment, commencing upon the Amendment Effective Date (the “Expansion Date”), Sublandlord agrees to lease to Subtenant and Subtenant agrees to lease from Sublandlord, for the entire Sublease Term, and subject to and in accordance with the terms of the Sublease, as amended by this Amendment, an additional 3,594 rentable square feet of space known as Suite 120 as shown on Exhibit A attached hereto and by this reference made a part hereof (the “Expansion Space”). As of the Expansion Date: (a) the Expansion Space shall be subject to all of the terms and conditions of the Sublease for the entire Sublease Term; (b) all references in the Sublease to the “Sublease Premises” shall be deemed to include the Original Sublease Premises and the Expansion Space; (c) the total rentable square feet of space leased to Subtenant pursuant to the Sublease shall be 20,594 rentable square feet; and (d) the Sublease Premises, as so expanded, shall be known together as Suite 100. If Sublandlord is delayed in delivering possession of the Expansion Space due to any reason, such delay shall not be a default by Sublandlord, render the Sublease void or voidable, or otherwise render Sublandlord liable for damages.

3.    Base Rent. From and after the Expansion Date, Base Rent with respect to the Sublease Premises, including the Expansion Space, shall be as follows:

Period	Monthly Rate/RSF	Monthly Base Rent
Expansion Date – 12/30/2022	$1.20	$24,712.80

Notwithstanding the foregoing Base Rent schedule, Subtenant shall be entitled to an abatement of Base Rent during the period commencing on the Expansion Date and expiring on May 31, 2021 (the “Abatement Period”), in the amount of $24,712.80 per month (collectively, the “Abatement”). In the event of a monetary default by Subtenant under this Sublease in the form of a failure to pay Base Rent or any other amounts due under this Sublease during the Sublease Term beyond any applicable notice and cure periods, such Abatement shall be amortized on a straight-line basis and any unamortized amounts of the Abatement at the time of default shall become immediately due and payable. Further, should Subtenant be in default beyond any applicable notice and cure periods under this Sublease at the time any installment of the Abatement is otherwise due to be applied, such installment of the Abatement will not be provided until the default has been cured by Subtenant. Other than as set forth in this paragraph, Subtenant shall pay any and all other Base Rent and Additional Rent or any sum of money due of Subtenant under this Sublease during the Abatement Period.

4.    Security Deposit. As a further inducement for Sublandlord to enter into this Amendment, contemporaneously with the execution of this Amendment by Subtenant, Subtenant shall deposit with Sublandlord the amount of Four Thousand Three Hundred Twelve and 80/100 Dollars ($4,312.80), which shall be added to Subtenant’s current security deposit of Twenty Thousand Four Hundred and No/100 Dollars ($20,400.00) for a total security deposit of Twenty-Four Thousand Seven Hundred Twelve and 80/100 Dollars ($24,712.80) (the “Security Deposit”) to be held and applied by Sublandlord in accordance with the terms of Article V of the Original Sublease. All other terms and conditions of the Sublease shall continue to apply to the Security Deposit, as so increased.

5.    Acceptance of Sublease Premises. Subtenant hereby accepts the Sublease Premises, as expanded herein, in its “AS IS,” “WHERE IS” condition, WITH ALL FAULTS, and without any representations or warranties (express or implied) whatsoever, during the Sublease Term and acknowledges and agrees Sublandlord shall have no obligation to construct any tenant improvements to the Sublease Premises, or make any alterations or additions thereto, and Sublandlord shall have no obligation to provide any tenant improvement allowance, credit, set-off, or other concession to Subtenant.

6.    Brokers. Subtenant represents and warrants to Sublandlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Jones Lang LaSalle, which represented Sublandlord, and CoreStrategy Corporation, which represented Subtenant, in the negotiating and making of this Amendment, and Subtenant agrees to indemnify and hold Sublandlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys’ fees and costs, incurred by Sublandlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Subtenant in the Building, the Original Sublease Premises or the Expansion Space or claiming to have caused Subtenant to enter into this Amendment.

7.    Authority. The person signing this Amendment on behalf of Subtenant hereby represents and warrants that (i) he/she is authorized to execute this Amendment on behalf of Subtenant, (ii) he/she possesses the requisite power and authority to bind Subtenant to the terms and provisions hereof, (iii) Subtenant has taken all actions necessary to authorize the execution, delivery and performance of this Amendment by Subtenant, and (iv) Subtenant has been duly organized and is qualified or authorized to do business in the State in which the Building is located. Furthermore, Subtenant agrees to take any and all necessary action to keep its existence as an entity in good standing throughout the Sublease Term in the State in which Subtenant has been organized as well as to remain qualified to do business within the State in which the Building is located.

8.    No Defaults. Subtenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Sublandlord or Subtenant under the Sublease.

9.    Headings. The headings used herein are provided for convenience only and are not to be considered in construing this Amendment.

10.    Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof. Sublandlord and Subtenant agree that there are no collateral or oral agreements or understandings between them with respect to the Original Sublease Premises, the Expansion Space or the Building other than the Original Sublease and this Amendment. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the matters addressed herein.

11.    Binding Effect. This Amendment shall not be valid and binding on Sublandlord and Subtenant unless and until it has been completely executed by and delivered to both parties.

12.    Counterparts; Delivery. This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same original instrument. Electronic signatures to this Amendment, whether digital or encrypted (including, without limitation, .pdf scan copies, DocuSign signatures and similar formats) as executed by the parties, and regardless of the form of delivery (including but not limited to electronic delivery), shall be deemed and treated as executed originals for all purposes.

13.    Confirmation of Sublease. Except as expressly amended and modified by this Amendment, the Original Sublease shall otherwise remain unmodified and in full force and effect, and the parties hereto hereby ratify and confirm the same. To the extent of any inconsistency between the Original Sublease and this Amendment, the terms of this Amendment shall control.

14.    Ratification of Consent. Sublandlord and Subtenant each hereby ratify the terms and provisions of that certain Consent of Lessor to Office Sublease dated March 24, 2021 (the “Consent”), by and between MLink Enterprises, LLC, Sublandlord and Subtenant, on behalf of itself and its successors and assigns and agrees to be bound to Prime Landlord as to all of the terms, covenants and conditions of the Consent.

15.    Prime Landlord Consent. This Amendment is subject to Sublandlord obtaining the written consent of Prime Landlord in accordance with all applicable terms of the Prime Lease. If Prime Landlord declines to consent to this Amendment, this Amendment shall thereupon terminate and be of no further force or effect.

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment under seal as of the day and year first above written.

SUBLANDLORD:

MERIDIANLINK, INC., a California corporation

By:	/s/ Chad Martin
Name:	Chad Martin
Title:	CFO

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SUBTENANT:

PROFIT RECOVERY PARTNERS, LLC, a California limited liability company

By:	/s/ Don Steiner
Name:	Don Steiner
Title:	CEO

EXHIBIT A

EXPANSION SPACE

A-1